U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Plastron Acquisition Corp. III
(Exact name of registrant as specified in its charter)

Delaware	45-2396212
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

712 Fifth Avenue
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 759-2020

Facsimile number: (212) 702-9830

Copies to:
David N. Feldman, Esq.
Richardson & Patel, LLP
750 Third Avenue, 9th Floor
New York, NY 10017
Telephone Number: (212) 869-7000
Facsimile Number: (917) 677-8165

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered

Common Stock, $0.0001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

EXPLANATORY NOTE

We are voluntarily filing this General Form for Registration of Securities on Form 10 (the “Registration Statement”) to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This registration statement will become effective automatically by lapse of time 60 days from the date of the original filing pursuant to Section 12(g)(1) of the Securities Exchange Act of 1934.  As of the effective date we will be subject to the requirements of Regulation 13(a) under the Exchange Act and will be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the “Company,” “we,” “our” or “us” means Plastron Acquisition Corp. III.  Our principal place of business is located at 712 Fifth Avenue, New York, NY 10019. Our telephone number is: (212) 759-2020.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1. Business.

Business Development

Plastron Acquisition Corp. III was incorporated in the State of Delaware on May 24, 2011 (Inception). Since inception, the Company has been engaged in organizational efforts and obtaining initial financing.  The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination.  As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company.  The Company selected December 31 as its fiscal year end.

Business of Issuer

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.  As of May 31, 2011, the Company has total assets of $0 and its auditors have issued an opinion raising substantial doubt about its ability to continue as a going concern. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities will be undertaken by or under the supervision of our management.  As of this date, the Company has not entered into any definitive agreement with any party, nor has there been any specific discussion with any potential business combination candidate regarding business opportunities for the Company.  Although the Company has limited funds available, the Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities in that it may seek a business combination target located in any industry or geographical location. In its efforts to analyze potential acquisition targets, we will consider the following kinds of factors:

(a)      Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b)      Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)      Strength and diversity of management, either in place or scheduled for recruitment;

(d)      Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)      The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

(f)       The extent to which the business opportunity can be advanced; and

(g)      The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. As of May 31, 2011, we had no funds in its treasury and anticipates that it will have limited funds available for investigation. Therefore, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired. In addition, we will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations. In evaluating a prospective business combination, we will conduct as extensive a due diligence review of potential targets as possible given the lack of information which may be available regarding private companies, our limited personnel and financial resources and the inexperience of our management with respect to such activities. We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, including but not limited to attorneys, accountants, consultants or such other professionals. At this time the Company has not specifically identified any third parties that it may engage, except that Broadband Capital Management, LLC (“BCM”), a registered broker-dealer and FINRA member, may assist the Company with due diligence in identifying a business combination target.  Michael Rapp, our President and director, is Chairman of BCM and Philip Wagenheim, our Secretary and director, is Vice Chairman of BCM. The costs associated with hiring third parties as required to complete a business combination may be significant and are difficult to determine as such costs may vary depending on a variety of factors, including the amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company.  Our lack of funds and full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoters, owners, sponsors or others associated with the target business seeking our participation.

We do not currently intend to retain any entity to act as a “finder” to identify and analyze the merits of potential target businesses.  However, if we do, at present, we contemplate that at least one of the third parties who may introduce business combinations to us may be BCM. There are currently no agreements or preliminary agreements or understandings between us and BCM.

The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. The amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company are all factors that determine the costs associated with completing a business combination transaction.  The time and costs required to complete a business combination transaction can be ascertained once a business combination target has been identified. Any costs incurred with respect to the evaluation of a prospective business combination that is not ultimately completed will result in a loss to us.

Through information obtained from industry professionals including attorneys, investment bankers, and other consultants with significant experience in the reverse merger industry, and publications, such as the Reverse Merger Report, the Company is aware that there are hundreds of shell companies seeking a business combination target.  As a result, the Company’s management believes it is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are, and will continue to be, an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

In addition, management is currently involved with two other blank check companies. Conflicts in the pursuit of business combinations with such other blank check companies with which they and other members of our management are, and may in the future be, affiliated with may arise. In the event of identical officers and directors between blank check companies in which our management is involved, such individuals will use their reasonable judgment to determine the company that will be entitled to proceed with the proposed transaction. At this time, there are no specific conflicts of interests identified by our management.

Form of Acquisition

The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of its Common Stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all stockholders of the Company would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization. The Company does not intend to supply disclosure to shareholders concerning a target company prior to the consummation of a business combination transaction, unless required by applicable law or regulation.  In the event a proposed business combination involves a change in majority of directors of the Company, the Company will file and provide to shareholders a Schedule 14F-1, which shall include, information concerning the target company, as required. The Company will file a current report on Form 8-K, as required, within four business days of a business combination which results in the Company ceasing to be a shell company. This Form 8-K will include complete disclosure of the target company, including audited financial statements.

The present stockholders of the Company will likely not have control of a majority of the voting securities of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company's directors may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

The Company intends to search for a target for a business combination by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, consultants and attorneys. The approximate number of persons or entities that will be contacted is unknown and dependent on whether any opportunities are presented by the sources that we contact.  Due to our management’s affiliation with BCM, we expect that BCM will assist the Company in identifying a business combination target for us. We currently do not have any agreements or preliminary agreements or understandings between us and BCM. Our management also attends numerous conferences where industry professionals including attorneys, investment bankers, and other consultants with significant experience in the reverse merger industry are present and often have a common goal of creating networking opportunities that will assist in identifying business combination targets. Through its affiliation with other blank check companies, our management has been involved in one such business combination transaction pursuant to which an operating company, Ally Profit Investments Limited (“Ally Profit”) and a shell company, Plastron Acquisition Corp. I (“Plastron I”) completed a share exchange transaction whereby the shareholders of Ally Profit exchanged all of their issued and outstanding shares of capital stock of Ally Profit for shares of common stock of Plastron I. As a result of the transaction, Ally Profit became the wholly owned subsidiary of Plastron I, which, in connection with the business combination, changed its name to Lihua International Inc. (“Lihua”) and assumed the operations of Ally Profit and its subsidiaries. The stockholders of Ally Profit became the stockholders of Lihua. In addition, contemporaneous with the closing of the share exchange transaction, Lihua also completed a private placement transaction primarily for the purposes of raising funds in order to cover the costs and expenses related to the business combination transaction. Shortly after the closing of the business combination transaction, Lihua, the newly combined company, filed an S-1 registration statement with the Securities and Exchange Commission (“SEC”) for trading directly onto a senior exchange, the NASDAQ. Our management, Michael Rapp and Philip Wagenheim, served as President and Secretary, respectively, and directors of Plastron I until the closing of the share exchange transaction with Ally Profit, at which time they resigned.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. The costs that will be incurred are difficult to determine at this time as the costs are expected to be tied to the amount of time it takes to identify and complete a business combination transaction as well as the specific factors related to the business combination target that is chosen, including such factors as the location, size and complexity of the business of the target company.  If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred. The Company has not established a timeline with respect to the identification of a business combination target.

We presently have no employees apart from our management. Our officers and directors are engaged in outside business activities and are employed on a full-time basis by another entity. Our management will be dividing its time amongst the Company and the other companies for which they are employed. Our officers and directors anticipate that they will devote very limited time to our business until the acquisition of a successful business opportunity has been identified. The specific amount of time that management will devote to the Company may vary from week to week or even day to day, and therefore the specific amount of time that management will devote to the Company on a weekly basis cannot be ascertained with any level of certainty. In all cases, management intends to spend as much time as is necessary to exercise its fiduciary duties as officers and directors of the Company and believe that it will be able to devote the time required to consummate a business combination transaction as necessary.

We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Item 1A. Risk Factors.

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide the information required by this item.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with funds to be loaned to or invested in us by our stockholders, management or other investors.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports, and
(ii)	investigating, analyzing and consummating an acquisition.

We believe we will be able to meet these costs through additional amounts, as necessary, to be advanced by or invested in us by our stockholders, management or other investors. There are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed. As of May 31, 2011, the Company had no funds in its treasury. On May 24, 2011, the Company issued BCM a promissory note (the “Promissory Note”) pursuant to which the Company agreed to repay BCM $12,500 on or before the earlier of (i) December 31, 2016 or (ii) the date that the Company (or a wholly owned subsidiary of the Company) consummates a merger or similar transaction with an operating business. Michael Rapp, our President and director, is Chairman of BCM and Philip Wagenheim, our Secretary and director, is Vice Chairman of BCM. Interest shall accrue on the outstanding principal balance of this loan on the basis of a 360-day year daily from the date the Company receives the funds from BCM until paid in full at the rate of four percent (4%) per annum. The Promissory Note is attached hereto as Exhibit 4.1. Except as disclosed herein, we currently have no other agreements or specific arrangements in place with our stockholders, management or other investors.

Our ability to continue is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our ability to continue as a going concern is also dependent on our ability to find a suitable target company and enter into a possible reverse merger with such company. We cannot continue as a going concern beyond 9 to 12 months without obtaining additional sources of capital, completing a business combination or generating profitable operations. Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances, however there is no assurance of additional funding being available.

The Company is in the development stage and has not earned any revenues from operations to date. In the next 12 months we expect to incur expenses equal to approximately $30,000 for legal, accounting, audit, and other professional service fees incurred in relation to the Company’s Exchange Act filing requirements.  The costs related to the acquisition of a business combination target company are dependent on a variety of factors including, but not limited to, the amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company.  Therefore, we believe such costs are unascertainable until the Company indentifies a business combination target.  These conditions raise substantial doubt about our ability to continue as a going concern. The Company is currently devoting its efforts to locating merger candidates.  The Company's ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our officers and directors have not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our lack of financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. Through information obtained from industry professionals including attorneys, investment bankers, and other consultants with significant experience in the reverse merger industry, and publications, such as the Reverse Merger Report, our management believes that there are numerous firms seeking the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. The Company believes that while a private operating company may be able to file its own Exchange Act registration statement to achieve the benefits of becoming a public reporting or trading Company, those benefits are likely to be achieved at a faster rate through a business combination. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We do not currently intend to retain any entity to act as a “finder” to identify and analyze the merits of potential target businesses.  However, if we do, at present, we contemplate that at least one of the third parties who may introduce business combinations to us may be BCM, a registered broker-dealer and member of FINRA. Michael Rapp, our President and a director, is the Chairman of BCM. Philip Wageheim, our Secretary and a director, is the Vice Chairman of BCM. There are currently no agreements or preliminary agreements or understandings between us and BCM.  Any finders fees paid to BCM will be comparable with unaffiliated third party fees.

We have not established a specific timeline nor have we created a specific plan to identify an acquisition target and consummate a business combination. We expect that our management, through its various contacts and its affiliations with other entities, including BCM, will locate a business combination target.  We expect that funds in the amount of approximately $30,000 will be required in order for the Company to satisfy its Exchange Act reporting requirements, in addition to any other funds that will be required in order to complete a business combination.  Such funds can only be estimated upon identifying a business combination target. Our management and stockholders have indicated an intent to advance funds on behalf of the Company as needed in order to accomplish its business plan and comply with its Exchange Act reporting requirements, however, there are no agreements in effect between the Company and our management and its stockholders.  Therefore, there are no assurances that the Company will be able to obtain the required financing as needed in order to consummate a business combination transaction.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of BCM at no charge and there is no agreement to pay any rent in the future.  Such costs are immaterial to the financial statements and, accordingly have not been reflected therein. BCM rents the office space with approximate 2,800 square feet at 712 5th Avenue, New York, NY 10019. Given the limited need of the Company, management believes that the office space is more than suitable and adequate. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of August 4, 2011, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of Common Stock of the Company.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Michael Rapp (1)	3,125,000	26.67%
712 Fifth Avenue
New York, NY 10019

Philip Wagenheim (2)	3,125,000	26.67%
712 Fifth Avenue
New York, NY 10019

Jason A. Eiswerth	1,562,500	13.30%
712 Fifth Avenue
New York, NY 10019

David M. Kittay	1,953,125	16.67%
70 West Red Oak Lane, 4th Floor
White Plains, NY 10604

Robert J. Brantman	1,953,125	16.67%
70 West Red Oak Lane, 4th Floor
White Plains, NY 10604
All Directors and Officers as a Group	6,250,000	53.33%
(2 individuals)

(1)	Michael Rapp is President and a director of the Company.
(2)	Philip Wagenheim is Secretary and a director of the Company.

Changes in Control

The Company’s business plan includes seeking a target company in order to complete a business combination.  In connection with such business combination we anticipate that a change of control will occur if and when we engage in a business combination. While management cannot predict the specific nature of the form of the business combination, in the event a proposed business combination involves a change in majority of directors of the Company, the Company will file and provide to shareholders a Schedule 14F-1, which shall include information concerning the target company, as required.  Additionally, the Company will file a Form 8-K with Form 10 information within four business days of the consummation of a transaction in which the Company ceases to be a shell company.  Except as otherwise described herein, to the knowledge of the management of the Company there are currently no arrangements, plans or agreements with respect to a pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5. Directors and Executive Officers.

(a)  Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position

Michael Rapp	43	President and Director
Philip Wagenheim	40	Secretary and Director

Michael Rapp is the Company’s President and a director.  Mr. Rapp has over 22 years of experience in the financial industry and is the co-founder and chairman of BCM since 2000. BCM is a boutique investment bank and broker-dealer which has arranged financings, provided advisory services for, invested in, and has held interests in a diverse portfolio of high-growth companies. BCM has led numerous initial public offerings and private placements and has also specialized in providing its clients solutions with regard to accessing the capital markets through non-traditional methods such as SPACs and reverse mergers. From February 2009, Mr. Rapp has also served as a member of the board of directors of Omtool, Ltd. Prior to co-founding BCM in 2000, Mr. Rapp was a managing director and co-founder of Oscar Gruss & Son’s Private Client Group beginning in 1997. From 1994 through 1997, Mr. Rapp worked at PaineWebber serving as a senior vice president of investments. From 1990 to 1994, Mr. Rapp worked at Prudential Securities serving as a senior vice president of investments. Mr. Rapp served as President and a director of Plastron Acquisition Corp. I, a publicly reporting, blank check and non-trading shell company, from 2006 until a share exchange with an operating company was completed in 2008. Mr. Rapp also has served as President and a director of Committed Capital Acquisition Corp. (formerly Plastron Acquisition Corp. II), another publicly reporting, blank check and non-trading shell company, since its inception in 2006. Mr. Rapp also serves as President and director of Plastron Acquisition Corp. IV. Mr. Rapp received his Bachelor of Arts degree in psychology from the University of Michigan-Ann Arbor in 1989. Mr. Rapp’s past experience as founder of a blank check company which has completed a business combination and his past experience in the reverse merger industry will be beneficial to the Company as it seeks to carry out its business plan.

Philip Wagenheim is the Company’s Secretary and a director.   Mr. Wagenheim has over 19 years of experience in the financial industry and is currently the vice chairman of BCM. Prior to co-founding BCM in 2000, Mr. Wagenheim was a managing director and co-founder of Oscar Gruss & Son’s Private Client Group in 1997. From 1994 to 1997, Mr. Wagenheim worked at PaineWebber as an account executive and from 1992 to 1994, Mr. Wagenheim worked at Prudential Securities as an account executive. Mr. Wagenheim served as Secretary and a director of Plastron Acquisition Corp. I, a publicly reporting, blank check and non-trading shell company, from 2006 until a share exchange with an operating company was completed in 2008. Mr. Wagenheim also has served as Secretary and a director of Committed Capital Acquisition Corp. (formerly Plastron Acquisition Corp. II), another publicly reporting, blank check and non-trading shell company, since its inception in 2006. Mr. Wagenheim also serves as Secretary and director of Plastron Acquisition Corp. IV. Mr. Wagenheim received his degree in Business Administration from the University of Miami in 1992. Mr. Wagenheim’s past experience as founder of a blank check company which has completed a business combination and his past experience in the reverse merger industry will be beneficial to the Company as it seeks to carry out its business plan.

(b)  Significant Employees.

None.

(c)  Family Relationships.

None.

(d)  Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past ten years.

(e)  Prior Blank Check Company Experience.

As indicated below, our management has served or currently serves as officers and directors of:

Name	Filing Date Registration Statement	Operating Status	SEC File Number	Pending Business Combinations	Additional Information	Trading Market	Closing Price (1)
Lihua International Inc. (formerly Plastron Acquisition Corp. I)	May 15, 2007	Effective July 16, 2007	000-52650	On October 31, 2008, Plastron Acquisition Corp. I (“Plastron I”) completed a share exchange transaction with Ally Profit Investments Limited (“Ally Profit”), a British Virgin Islands company, pursuant to which Plastron I became the 100% parent of Ally Profit. Plastron I is now known as Lihua International Inc.	Messrs. Rapp and Wagenheim served as President and Secretary, respectively, and directors until the closing of the share exchange transaction with Ally Profit, at which time they resigned.	Nasdaq Capital Market	$6.39
Committed Capital Acquisition Corp. (formerly Plastron Acquisition Corp. II)	May 14, 2007	Effective July 13, 2007	000-52651	None.	Messrs. Rapp and Wagenheim have served as President and Secretary, respectively, and directors since inception.	None.	None.
Plastron Acquisition Corp. IV	July 27, 2011	Pending Effectiveness	000-54465	None.	Messrs. Rapp and Wagenheim have served as President and Secretary, respectively, and directors since inception.	None.	None.

(1)	Closing sales price of common stock as of August 3, 2011

The above blank check companies were organized with the same business purpose as the Company, which is to seek the acquisition of or merger with an existing company. Management is currently involved with two other blank check companies, Committed Capital Acquisition Corp. and Plastron Acquisition Corp. IV. Conflicts in the pursuit of business combinations with such other blank check company with which they and other members of our management are, and may in the future be, affiliated with may arise. In the event of identical officers and directors, such individuals will use their reasonable judgment to determine the company that will be entitled to proceed with the proposed transaction.

Item 6. Executive Compensation.

The following table sets forth the cash and other compensation paid by the Company to its President and all other executive officers and directors during the period from inception (May 24, 2011) through May 31, 2011 and through the date of this filing.

Name and Position	Year	Salary	Bonus	Option Awards	All other Compensation	Total
Michael Rapp	2011	None	None	None	None	None
President and Director

Philip Wagenheim	2011	None	None	None	None	None
Secretary and Director

The following compensation discussion addresses all compensation awarded to, earned by, or paid to the Company’s named executive officers. The Company's officers and directors have not received any cash or other compensation since inception. They will not receive any compensation until the consummation of an acquisition.  No compensation of any nature has been paid for on account of services rendered by a director in such capacity. Our officers and director intend to devote very limited time to our affairs.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain members of our management for the purposes of providing services to the surviving entity.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination.

Compensation Committee and Insider Participation

The Company does not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officers and directors until such time that the Company completes a reverse merger or business combination.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Certain Relationships and Related Transactions

On May 24, 2011, the Company offered and sold an aggregate of 5,000,000 shares of Common Stock to Michael Rapp and Philip Wagenheim for an aggregate purchase price equal to $500, pursuant to the terms and conditions set forth in those certain common stock purchase agreements, dated May 24, 2011 (the “May CSPA”), as amended on July 20, 2011.  Michael Rapp is the President and a director of the Company. Philip Wagenheim is the Secretary and a director of the Company. The Company sold the shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act. The form of May CSPA is attached hereto as Exhibit 10.1. The form of amendment to the May CSPA, dated June 20, 2011 (the “Amendment”) is attached hereto as Exhibit 10.2.

On August 3, 2011, the Company offered and sold an aggregate of 2,812,500 shares of Common Stock to Philip Wagenheim and Jason A. Eiswerth for an aggregate purchase equal to $281.25, pursuant to the terms and conditions set forth in those certain common stock purchase agreements, dated August 3, 2011 (the “August CSPA”). Jason A. Eiswerth is the Senior Managing Director of BCM. The Company sold the shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act. The form of August CSPA is attached hereto as Exhibit 10.3.

On May 24, 2011, the Company issued BCM the Promissory Note pursuant to which the Company agreed to repay BCM $12,500 on or before the earlier of (i) December 31, 2016 or (ii) the date that the Company (or a wholly owned subsidiary of the Company) consummates a merger or similar transaction with an operating business. Michael Rapp, our President and director, is Chairman of BCM and Philip Wagenheim, our Secretary and director, is Vice Chairman of BCM. Interest shall accrue on the outstanding principal balance of this loan on the basis of a 360-day year daily from the date the Company receives the funds from BCM until paid in full at the rate of four percent (4%) per annum. The Promissory Note is attached hereto as Exhibit 4.1.

The Company currently uses the office space and equipment of BCM and has incurred no cost for office services. Our President and director, Michael Rapp is the Chairman of BCM and Philip Wagenheim, our Secretary and director, is the Vice Chairman of BCM.

Promoters and Certain Control Persons

Fees and expenses related to the formation of the Company and the professional fees and expenses associated with the preparation and the filing of the Company’s registration statement on Form 10 in an amount equal to approximately $12,500 have been advanced to the Company by BCM. Our President and director, Michael Rapp currently serves as the Chairman of BCM.  Philip Wagenheim, our Secretary and director currently serves as the Vice Chairman of BCM.

Director Independence

Our Common Stock is not quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our board of directors be independent and therefore, the Company is not subject to any director independence requirements. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation.  Under such definition, our directors, Michael Rapp and Philip Wagenheim, would not be considered independent as they both serve as officers of the Company.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Item 8. Legal Proceedings.

There are presently no pending legal proceedings to which the Company, any of its subsidiaries, any executive officer, any owner of record or beneficially of more than five percent of any class of voting securities is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

(a) Market Information.

The Common Stock is not trading on any stock exchange. The Company is not aware of any market activity in its Common Stock since its inception through the date of this filing.

(b) Holders.

As of August 4, 2011, there were five record holders of an aggregate of 11,718,750 shares of the Common Stock issued and outstanding.

(c) Dividends.

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10. Recent Sales of Unregistered Securities.

On May 24, 2011, the Company offered and sold the Shares to Michael Rapp and Philip Wagenheim for an aggregate purchase price equal to $500, pursuant to the terms and conditions set forth in the CSPA, as amended.  Michael Rapp is the President and a director of the Company. Philip Wagenheim is the Secretary and a director of the Company. The Company sold the Shares under the exemption from registration provided by Section 4(2) of the Securities Act. The form of CSPA is attached hereto as Exhibit 10.1. The form of Amendment is attached hereto as Exhibit 10.2.

On August 3, 2011, the Company offered and sold an aggregate of 6,718,750 shares of Common Stock for an aggregate purchase equal to $671.87, pursuant to the terms and conditions set forth in the August CSPA. The Company sold the shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act. The form of August CSPA is attached hereto as Exhibit 10.3.

No securities have been issued for services. Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

Item 11. Description of Registrant’s Securities to be Registered.

(a) Capital Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of Common Stock and 10,000,000 are shares of Preferred Stock. As of August 4, 2011, 11,718,750 shares of Common Stock and zero shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available.  In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

None.

(c)  Warrants and Rights.

None.

(d) Other Securities to Be Registered.

None.

Item 12. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

• any breach of the director's duty of loyalty to the corporation or its stockholders;
• acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
• payments of unlawful dividends or unlawful stock repurchases or redemptions; or
• any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 13.  Financial Statements and Supplementary Data.

We set forth below a list of our financial statements included in this Registration Statement on Form 10.

*Page F-1 follows page 14 to this Registration Statement on Form 10.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following page 13.

(b) Exhibits.

Exhibit Number	Description
3.1	Certificate of Incorporation
3.2	By-Laws
4.1	Promissory Note issued by the Company to Broadband Capital Management LLC, dated May 25, 2011
10.1	Form of Common Stock Purchase Agreement, dated May 24, 2011
10.2	Form of Amendment to Common Stock Purchase Agreement, dated July 20, 2011
10.3	Form of Common Stock Purchase Agreement, dated August 3, 2011

PLASTRON ACQUISITION CORP. III
(A DEVELOPMENT STAGE COMPANY)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Plastron Acquisition Corp. III

We have audited the accompanying balance sheet of Plastron Acquisition Corp III (A Development Stage Company) as of May 31, 2011, and the related statement of operations, stockholders’ deficit, and cash flows for the period from inception (May 24, 2011) to May 31, 2011. Plastron Acquisition Corp III management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Plastron Acquisition Corp III. (A Development Stage Company) as of May 31, 2011, and the results of its operations and its cash flows for the period from inception (May 24, 2011) to May 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC

Henderson, Nevada

June 16, 2011

Plastron Acquisition Corp. III
A Development Stage Company
BALANCE SHEET

As of
May 31, 2011
(audited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$-
Total current assets	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

LONG TERM LIABILITIES:
Accrued interest - related party	$10
Accounts payable	337
Note payable - related party	12,500

TOTAL LIABILITIES	12,847

STOCKHOLDERS' DEFICIT:
Preferred stock, $.0001 par value; 10,000,000 shares authorized; 0 issued and outstanding	-
Common stock, $.0001 par value; 100,000,000 shares authorized;5,000,000 shares issued and outstanding	500
Additional paid-in capital	-
Stock receivable	(500)
Deficit accumulated during the development stage	(12,847)

TOTAL STOCKHOLDERS' DEFICIT	(12,847)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-

Plastron Acquisition Corp. III
A Development Stage Company
STATEMENT OF OPERATIONS

From Inception
(May 24, 2011) to
May 31, 2011
(audited)

REVENUE	$-

OPERATING EXPENSES:
General and administrative expenses	12,837

LOSS FROM OPERATIONS	(12,837)

OTHER EXPENSE
Interest expense - related party	10
Total other expense	(10)

NET LOSS	(12,847)

BASIC NET LOSS PER SHARE	$-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING,BASIC	5,000,000

Plastron Acquisition Corp. III
A Development Stage Company
STATEMENT OF STOCKHOLDERS’ DEFICIT
From Inception (May 24, 2011) to May 31, 2011

	Preferred Stock		Common Stock		Additional Paid-in	Common stock	(Deficit) Accumulated	Total Stockholders
	Shares	Amount	Shares	Amount	Capital	Receivable	During the Development Stage	Deficit
BALANCES AT INCEPTION (MAY 24, 2011)	-	$-	-	$-	$-	$-	$-	$-
Issuance of common stock for cash at $.0001 per share	-	-	5,000,000	500	-	(500)	-	-
Net loss	-	-	-	-	-		(12,847)	(12,847)
BALANCES AT MAY 31, 2011	-	$-	5,000,000	$500	$-	$(500)	$(12,847)	$(12,847)

Plastron Acquisition Corp. III
A Development Stage Company
STATEMENT OF CASH FLOWS

From Inception
(May 24, 2011) to
May 31, 2011
(audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,847)
Adjustments to reconcile net loss to net cash used in
operating activities:
Changes in operating liabilities:	337
Increase in accrued liabilities	10
Net cash used in operating activities	$(12,500)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	-
Proceeds from note payable - related party	12,500
Net cash provided by financing activities	12,500

NET INCREASE IN CASH AND CASH EQUIVALENTS	$0

Cash and cash equivalents at beginning of period	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$0

Supplemental Schedule of Non-cash for
Investing and Financing Activities:
Common stock receivable	$500

PLASTRON ACQUISITION CORP. III
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Audited)

NOTE 1 -ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)	Organization and Business:

Plastron Acquisition Corp. III (the “Company”) was incorporated in the state of Delaware on May 24, 2011 for the purpose of raising capital that is intended to be used in connection with its business plans which may include a possible merger, acquisition or other business combination with an operating business.

The Company is currently in the development stage as defined in ASC Topic 915. All activities of the Company to date relate to its organization, initial funding and share issuances.

Going Concern
The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  The Company has not begun generating revenue, is considered a development stage company, has experienced recurring net operating losses and had an accumulated deficit of ($12,847) as of May 31, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to issue more shares of common stock in order to raise funds. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

(b)	Basis of Presentation:

The accompanying unaudited financial statements have been prepared in accordance with Securities and Exchange Commission requirements for financial statements.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The information furnished in the financial statements includes normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements.

(c)	Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PLASTRON ACQUISITION CORP. III
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Audited)

NOTE 1 -ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

(d)	Cash and cash equivalents:

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

(e)	Income taxes:

The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of May 31, 2011, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of May 31, 2011, no income tax expense has been incurred.

(f)	Loss per common share:

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

PLASTRON ACQUISITION CORP. III
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Audited)

NOTE 1 -ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

(g)	Fair value of financial instruments:

The carrying value of cash equivalents and accrued expenses approximates fair value due to the short period of time to maturity.

(h)	New accounting pronouncements:

The Company has evaluated the recent accounting pronouncements through ASU 2011-01 through ASU 2011-4 and believes that none of them will have a material effect on the company’s financial statements.

NOTE 2 -NOTE PAYABLE – RELATED PARTY:

On May 25, 2011, the Company entered into an unsecured loan agreement with Broadband Capital Management, LLC “BCM”, pursuant to which the Company agreed to repay $12,500 on or before the earlier of (i) December 31, 2016 or (ii) the date that the Company (or a wholly owned subsidiary of the Company) consummates a merger or similar transaction with an operating business. Michael Rapp, our President and director, and Philip Wagenheim, our Secretary and director, serve as management of BCM, a registered broker-dealer. Interest accrues on the outstanding principal balance of this loan on the basis of a 360-day year daily from May 25, 2011, the effective date of the loan, until paid in full at the rate of four percent (4%) per annum.

Form inception (May 24, 2011) to May 31, 2011, interest expense was $10.

PLASTRON ACQUISITION CORP. III
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Audited)

NOTE 3 -STOCKHOLDERS’ DEFICIT:

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of common stock, par value $.0001 per share (the “Common Stock”) and 10,000,000 are shares of preferred stock, par value $.0001 per share (the “Preferred Stock”).

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

On May 25, 2011, the Messrs. Rapp and Wagenheim entered into purchase agreements (the “Purchase Agreements”) with respect to 5,000,000 shares of common stock (the “Founder Shares”) for total cash consideration of $30,000 (or $.006 per share).  Mr. Rapp purchased 3,125,000 Founder Shares and Mr. Wagenheim purchased 1,875,000 Founder Shares.  As of May 31, 2011, the Company has not received the $30,000 related to the stock purchase and recorded a common stock receivable for the balance due.

As of May 31, 2011, 5,000,000 shares of Common Stock were issued and outstanding.

NOTE 4 -INCOME TAXES:

At May 31, 2011, the Company had a federal operating loss carryforward of approximately $12,847, which begins to expire in 2031.

Components of net deferred tax assets, including a valuation allowance, are as follows at May 31:

2011
Deferred tax assets:
Net operating loss carryforward	$12,847
Total deferred tax assets	4,496
Less: Valuation Allowance	(4,496)
Net Deferred Tax Assets	$—

The valuation allowance for deferred tax assets as of May 31, 2011 was $4,496.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of May 31, 2011 and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows for the period ending May 31:

2011

Federal statutory tax rate	(35.0)%
Change in valuation allowance	35.0%

Effective tax rate	0.0%

NOTE 5 -SUBSEQUENT EVENTS:

On July 19, 2011, the Purchase Agreements were amended to reduce the price per share purchased to $0.0001 per share (aggregate cash consideration of $500).  As of July 19, 2011, the Company has not received the $500 related to the stock purchase and recorded a common stock receivable for the balance due.

On August 3, 2011, the Company sold an aggregate of 6,718,750 shares of Common Stock to four purchasers for total cash consideration of $671.87.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Plastron Acquisition Corp. III

Date: August 4, 2011	By:	/s/ Michael Rapp
Michael Rapp
President